Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

ATLASCLEAR HOLDINGS, INC. (F/K/A CALCULATOR NEW PUBCO, INC.)

SECURED CONVERTIBLE PROMISSORY NOTE

$6,000,000.00	Issuance Date: February 9, 2024

FOR VALUE RECEIVED, ATLASCLEAR HOLDINGS, INC. (f/k/a Calculator New Pubco, Inc., a Delaware corporation (the “Company”) promises to pay to FUNICULAR FUNDS, LP, a Delaware limited partnership, or its registered assigns (“Investor”), in lawful money of the United States of America the principal sum of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00), or such lesser amount as shall equal the then outstanding principal amount hereof, together with simple interest from the date of this Secured Convertible Promissory Note (this “Note”) on the then outstanding principal balance at a rate equal to twelve and one half percent (12.5%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All then outstanding principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) when requested in writing by the Investor (as defined below) on or after November 9, 2025 (the “Maturity Date”) or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts become due and payable in accordance with the terms hereof.

1.           Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)	“Attribution Parties” has the meaning set forth in Section 5(f).

(b)	“Beneficial Ownership Limitation” has the meaning set forth in Section 5(f).

(c)	“Business Combination” means the transactions contemplated by the Business Combination Agreement, dated as of November 16, 2022 by and among Quantum FinTech Acquisition Corporation, the Company, Calculator Merger Sub 1, Inc., Calculator Merger Sub 2, Inc., AtlasClear, Inc., Atlas FinTech Holdings Corp. and Robert McBey, as the same has been or may be amended and supplemented from time to time.

(d)	“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or San Francisco.

(e)	“Buy-In” has the meaning set forth in Section 5(e)(v).

(f)	“Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Business Combination shall not be deemed to be a Change of Control for any purposes hereunder.

(g)	“Charter” shall mean the Company’s certificate of incorporation as may be amended or restated from time to time.

(h)	“Collateral” shall have the meaning set forth in the Security Agreement.

(i)	“Common Stock” shall mean the Company’s common stock, par value $0.0001 per share.

(j)	“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

(k)	“Conversion Date” has the meaning set forth in Section 5(e)(iii).

(l)	“Conversion Price” shall mean $10.00 per share, subject to adjustment monthly to a price equal to the trailing five-day VWAP of the Company’s common stock, such Conversion Price not to be less than $2.00 per share; provided, however, that in the event of a Financing Event with an effective price below $2.00 per share of Common Stock, the Conversion Price shall be further reduced to equal the effective price per share of such Financing Event.

(m)	“Conversion Shares” means, collectively, the Shares issuable upon conversion of this Note in accordance with the terms hereof.

(n)	“Credit Parties” shall mean the Company and the Guarantors.

(o)	“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of any Person.

(p)	“Deposit Account Control Agreement” means a deposit account control agreement in form and substance reasonably satisfactory to Investor among Investor, the applicable deposit bank, and the applicable Credit Party with respect to the applicable Deposit Account, as the same may be amended, restated, supplemented, amended and restated or otherwise modified from time to time.

(q)	“Environmental Laws” means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

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(r)	“Environmental Liabilities” means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

(s)	“ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

(t)	“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

(u)	“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by Company or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

(v)	“Exchange Act” means the Securities Exchange Act of 1934.

(w)	“Excluded Account” means (a) any deposit account specifically and exclusively used for payroll, payroll taxes, withholding taxes and other trust fund type taxes, and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees, (b) any zero balance accounts, (c) escrow, trustee or fiduciary accounts for the benefit of third parties, (d) cash collateral accounts holding cash upon which a Permitted Encumbrance exists and (e) deposit accounts with deposits in an aggregate amount not in excess of $100,000 individually or in the aggregate for any consecutive two (2) Business Days.

(x)	“Financial Statements” means the consolidated and consolidating income statement and balance sheet and statement of cash flows of each Credit Party and its Subsidiaries, internally prepared for each Fiscal Quarter and audited for each Fiscal Year, prepared in accordance with GAAP.

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(y)	“Financing Event” shall mean the Company sells, enters any agreement to sell or grants any right to reprice, or otherwise disposes of or issues (or announce any offer, sale, grant or any option to purchase or other disposition) any Shares or any securities of the Company or any of its subsidiaries which would entitle the holder thereof to acquire or sell on behalf of the Company at any time Shares (including, without limitation, through conversion or other option rights (including pursuant to any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Shares or other securities)) at an effective price per share less than the then existing Conversion Price.

(z)	“Fiscal Quarter” means any of the quarterly accounting periods of Company.

(aa)	“Fiscal Year” means the twelve (12) month period of Company ending December 31 of each year. Subsequent changes of the fiscal year of Company shall not change the term “Fiscal Year” unless Investor shall consent in writing to such change.

(bb)	“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through Subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Persons, or (iii) make, or allow one or more Persons to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Persons making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or affiliated with any Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Persons making or party to, or affiliated with any Person making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Persons making or party to, or affiliated with any Person making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through Subsidiaries, affiliates or otherwise, in one or more related transactions, allow any Person individually or the Persons in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Persons as of the date of this Note calculated as if any shares of Common Stock held by all such Persons were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Persons to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through Subsidiaries, affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction. Notwithstanding the foregoing, the Business Combination shall not be deemed to be a Fundamental Transaction for any purposes hereunder.

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(cc)	“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

(dd)	“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(ee)	“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (a) to purchase or repurchase any such primary obligation; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

(ff)	“Guarantor” means each Person that executes a guaranty or a support, put or other similar agreement in favor of Investor in connection with the transactions contemplated by this Note.

(gg)	“Guaranty” means any agreement entered into by a Guarantor to perform all or any portion of the Obligations on behalf of any other Credit Party, in favor of, and in form and substance satisfactory to, Investor, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

(hh)	“Hazardous Material” means any substance, material or waste that is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

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(ii)	“In-Kind Interest” has the meaning set forth in Section 2(a).

(jj)	“Indebtedness” means, without duplication, with respect to any entity, the principal or face amount of (i) all obligations of such entity for borrowed money, (ii) all obligations of such entity evidenced by debentures, notes or other similar instruments, (iii) all obligations of such entity in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such entity to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and not more than forty-five (45) days past due, and (v) all obligations of such entity as lessee which are capitalized in accordance with GAAP; provided, however, that “Indebtedness” shall exclude the effect of the adoption of Accounting Standards Update No. 2016-02 by the Financial Accounting Standards Board in February 2016 (“ASU 2016-02”) such that capital lease obligations and “Indebtedness” shall specifically exclude liabilities that were considered operating lease liabilities under GAAP prior to the adoption of ASU 2016-02, (vi) any contingent obligation and (vii) all net payment obligations of such entity in respect of any interest rate swap, repurchase agreement with a term of one year or longer or similar agreements; (viii) all Guaranteed Indebtedness; (ix) all Indebtedness referred to in clauses (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (x) the Obligations.

(kk)	“IRC” and “IRS” mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successor thereto.

(ll)	“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

(mm)	“Loan Documents” shall mean this Note, any Guaranty, the Security Agreement, each Deposit Account Control Agreement, and any other document executed by a Credit Party in favor of the Investor in connection therewith relating to the Collateral and/or the repayment of the Obligations.

(nn)	“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Company or the industry within which Company operates, (b) Company’s ability to pay or perform the Obligations under the Loan Documents to which Company is a party in accordance with the terms thereof, (c) the Collateral or Investor’s Liens on the Collateral or the priority of any such Lien, or (d) Investor’s rights and remedies under this Note and the other Loan Documents.

(oo)	“Minimum Actionable Amount” means $250,000.

(pp)	“Multiemployer Plan” means a “multiemployer plan,” as defined in Section 4001(a) (3) of ERISA, to which Company or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

(qq)	“Notice of Conversion” has the meaning set forth in Section 5(e)(ii).

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(rr)	“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note or any other Loan Document, including all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(ss)	“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

(tt)	“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Note; (b) pledges or deposits securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) Liens in favor of Investor securing the Obligations.

(uu)	“Permitted Indebtedness” has the meaning set forth in Section 9(a).

(vv)	“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(ww)	“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

(xx)	“Real Property” means each real property location owned, leased or occupied by Company.

(yy)	“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the date hereof by and among the Company and the buyers party thereto.

(zz)	“Registration Statement” has the meaning set forth in Section 9(c)(i).

(aaa)	“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

(bbb)	“Requirement of Law” means as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

(ccc)	“Securities Act” has the meaning set forth in the header to this Note.

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(ddd)	“Security Agreement” means that certain Security Agreement by and among Investor and Company dated as of the date hereof, as such agreement may be amended, amended and restated, supplemented, or otherwise modified from time-to-time.

(eee)	“Shares” means shares of the Company’s Common Stock.

(fff)	“Share Delivery Date” has the meaning set forth in Section 5(e)(iii).

(ggg)	“Stock” means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

(hhh)	“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise; and (b) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

(iii)	“Trading Day” means a day on which the principal Trading Market is open for trading.

(jjj)	“Trading Market” means any of the following markets or exchanges on which the Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

(kkk)	“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Investor’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

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(lll)	“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the NYSE American (or, if the NYSE American is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and Investor. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

2.           Payments.

(a)	Interest. Accrued interest on this Note shall be payable semi-annually on each June 30 and December 31 either (x) in cash, or (y) at the Company’s option, in-kind on the then outstanding amount of the Obligations by increasing the principal amount of the Obligations by the amount of such scheduled interest payment (“In-Kind Interest”). Any amounts not paid in cash by the second Business Day after such payment is due shall be deemed to have been paid-in-kind (except for any payments due on the Maturity Date). All amounts payable hereunder shall be paid in full in cash on or before the Maturity Date.

(b)           Optional Redemption by the Company. The Company may redeem this Note with 30 days’ notice, from time to time after the earlier of effectiveness of the Registration Statement or 180 days following the closing of the Business Combination for a cash purchase price equal to 101% of the principal amount of such Note plus accrued and unpaid interest; provided that, for the avoidance of doubt, any such conversion shall be permitted during the notice period.

(c)           Redemption by Investor Upon a Change of Control. In connection with a Change of Control and upon giving not less than thirty (30) days’ notice to the Investor prior to the Change of Control, Investor may require the Company to redeem this Note in whole but not in part, at an amount equal to 101% of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date, if any, plus any remaining amounts that would be owed to, but excluding, the Maturity Date, including all regularly scheduled interest payments; provided that, for the avoidance of doubt, any such conversion shall be permitted during the notice period.

(d)           Payments Generally. The Company will make all cash payments due under this Note in immediately available funds by 3:00 p.m. ET on the date such payment is due at the address for such purpose specified below Investor’s signature hereto, or at such other address, or in such other manner, as Investor or other registered holder of this Note may from time to time direct in writing.

3.           Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)           Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder, (ii) any interest payment required under the terms of this Note on the due date hereunder and such payment shall not have been made within two (2) Business Days of such due date, or (iii) other payment required under the terms of this Note on the due date hereunder and such payment shall not have been made within five (5) Business Days of the Company’s receipt of written notice to the Company of such failure to pay.

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(b)           Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing.

(c)           Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement.

(d)           Breach of Covenants. The Company or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Note or any other Loan Document.

(e)           Cross-Default. An event of default shall occur under any Contractual Obligation of the Company or any other Credit Party (other than this Note), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum Actionable Amount, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Minimum Actionable Amount to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

(f)           Representations and Warranties. Any representation or warranty in this Note or any other Loan Document, or in any written statement pursuant hereto, or in any report, financial statement or certificate made or delivered to Investor by Company or any Credit Party or shall be untrue or incorrect as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Person that has not signed this Note.

(g)           Judgments. A final judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against Company or any Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within fifteen (15) days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days from the date of such judgment.

(h)           Change of Control. A Change of Control shall have occurred.

(i)            ERISA. An ERISA Event shall have occurred that, in the opinion of the Investor, when taken together with all other ERISA Events that have occurred and are then continuing, could reasonably be expected to result in liability of the Company or any Credit Party in an aggregate amount exceeding the Minimum Actionable Amount.

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(j)            Listing. The Company shall fail for any reason to remain listed as a public company on the NYSE American LLC (the “NYSE American”) or any other national securities exchange on which the Common Stock is listed.

(k)           Registration Statement. The Company fails to cause the Registration Statement to become effective within three (3) months following the closing of the Business Combination.

(l)            Deficiency Notice. The Company shall have received a deficiency notice from the NYSE American or any other national securities exchange on which the Common Stock is listed which has not been resolved for more than sixty (60) days after notice thereof.

(m)           Common Stock. The Common Stock cease to be listed on a national securities exchange, which for the avoidance of doubt shall exclude the OTCQB, the OTCQX and the Pink markets (or any successors to any of the foregoing), or upon the filing of a Form 25.

(n)           Failure to Deliver Shares. The Company shall fail for any reason to deliver Common Stock to the holder within two (2) Trading Days after the election by holder to convert this Note pursuant to Section 5, or the Company shall provide at any time notice to the holder, including by way of public announcement, of the Company’s intention to not honor a conversion of this Note in accordance with the terms hereof.

4.           Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 3(b) or 3(c)) and at any time thereafter during the continuance of such Event of Default, Investor may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 3(b) or 3(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may exercise any other right, power or remedy granted to it by this Note or any other Loan Document or otherwise permitted to it by law, either by suit in equity or by action at law, or both. Furthermore, upon the occurrence of any Event of Default, and without notice to Company, the Obligations shall automatically bear interest at the rate of 20% per annum.

5.           Conversions.

(a)           Conversion Right. The Investor shall have the right, at the Investor’s sole option, on any Business Day to convert all or any portion of the Note on any Conversion Date at the Conversion Price.

(b)           Reserved.

(c)           Dividends; Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions payable in Shares on Shares or any Share equivalents (which, for avoidance of doubt, shall not include any Shares issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding Shares into a larger number of shares, (iii) combines (including by way of a reverse share split) outstanding Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of Shares, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stock Investor is entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Any adjustment pursuant to this Section 5(c) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 5(c) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

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(d)           Remedies Not Exclusive. Nothing herein shall limit Investor’s right to pursue actual damages or declare an Event of Default pursuant to Section 3 hereof and the Investor shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Investor from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(e)           Mechanics of Conversion.

(i)           Conversion Shares Issuable Upon Conversion. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted (including, for the avoidance of doubt, any In-Kind Interest) plus accrued but unpaid interest calculated on the basis of a year of 360 days, by (y) the Conversion Price.

(ii)           Notice of Conversion. Before the Investor of the Note shall be entitled to convert all or any portion of the Note as set forth above, the Investor shall (1) complete, manually sign and deliver an irrevocable notice to the Company as set forth in the Form of Notice of Conversion (or an electronic version thereof) in substantially the form attached hereto as Exhibit A (a “Notice of Conversion”) at the office of the Company, if applicable, and state in writing therein the principal amount of Notes to be converted, the numbers Conversion Shares and the name or names (with addresses) in which the Investor wishes the Shares to be delivered upon settlement of the conversion to be registered, and (2) if required, pay all transfer or similar taxes, if any.

(iii)          Delivery of Conversion Shares Upon Conversion. The Note shall be deemed to have been converted immediately prior to the close of business on any date (the “Conversion Date”) that the Investor has complied with the requirements set forth in subsection (ii) above. Not later than two (2) Business Days following the applicable conversion of the Note (the “Share Delivery Date”), the Company shall electronically deliver, or cause to be delivered via Deposit/withdrawal at custodian transfer, to the Investor the Conversion Shares. The Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 5(e) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

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(iv)         Obligation Absolute; Partial Liquidated Damages. The Company’s obligation to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof is absolute and unconditional, irrespective of any action or inaction by the Investor to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Investor or any other Person of any obligation to the Company or any violation or alleged violation of law by the Investor or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Investor in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Investor. Upon the closing of the Business Combination, the Company may not refuse conversion based on any claim that the Investor or anyone associated or affiliated with the Investor has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Investor, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Investor in the amount of 150% the outstanding principal amount of this Note, which is subject to such injunction (if any), which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Investor to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a conversion. If the Company fails for any reason to deliver to the Investor such Conversion Shares pursuant to Section 5(c)(iii) by the Share Delivery Date, the Company shall pay to the Investor, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $7 per Trading Day (increasing to $10 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or Investor rescinds such conversion. Nothing herein shall limit Investor’s right to pursue actual damages or declare an Event of Default pursuant to Section 3 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Investor shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Investor from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v)          Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Investor, if the Company fails for any reason to deliver to the Investor such Conversion Shares by the Share Delivery Date pursuant to Section 5(e)(iii), and if after such Share Delivery Date the Investor is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Investor’s brokerage firm otherwise purchases, Shares to deliver in satisfaction of a sale by the Investor of the Conversion Shares which the Investor was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Investor (in addition to any other remedies available to or elected by the Investor) the amount, if any, by which (x) the Investor’s total purchase price (including any brokerage commissions) for the Shares so purchased exceeds (y) the product of (1) the aggregate number of Shares that the Investor was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Investor, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Investor the number of Shares that would have been issued if the Company had timely complied with its delivery requirements under Section 5(e)(iii). For example, if the Investor purchases Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Investor $1,000. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit the Investor’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Note as required pursuant to the terms hereof.

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(vi)         Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Shares for the sole purpose of issuance upon conversion of this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Investor, not less than 300% of such number of Shares as shall from time to time be sufficient to effect the conversion of this Note (disregarding for this purpose any and all limitations of any kind on such conversion). The Company covenants that all Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Investor’s compliance with its obligations under the Registration Rights Agreement).

(vii)         Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of all or any portion of this Note. As to any fraction of a share which the Investor would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price, or round up to the next whole share.

(viii)        Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Investor hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Investor of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

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(f)           Investor’s Conversion Limitations. The Company shall not effect any conversion of this Note to the extent that after giving effect to the conversion, the Investor (together with the Investor’s affiliates, and any other Persons acting as a group together with the Investor or any of the Investor’s affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Shares beneficially owned by the Investor and its affiliates and Attribution Parties shall include all Shares beneficially owned by the Attribution Parties pursuant to the terms of the Purchase Agreement and the number of Shares issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of Shares which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Investor or any of its affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Investor or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 5(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 5(f) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Investor together with any affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Investor, and the submission of a Notice of Conversion shall be deemed to be the Investor’s determination of whether this Note may be converted (in relation to other securities owned by the Investor together with any affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Investor will be deemed to represent to the Company that the conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5(f), in determining the number of outstanding Shares, the Investor may rely on the number of outstanding Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of Shares outstanding. Upon the written or oral request of Investor, the Company shall within one Trading Day confirm orally and in writing to the Investor the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Investor or its affiliates since the date as of which such number of outstanding Shares was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Shares outstanding immediately after giving effect to the issuance Shares issuable upon conversion of this Note held by the Investor. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Investor of this Note.

(g)           Notice to Investor. Upon the occurrence of any Financing Event, the Company shall promptly deliver to the Investor by email a notice setting forth the Conversion Price after such Company action or adjustment and any resulting adjustment to the number of Conversion Shares and setting forth a brief statement of the facts requiring such adjustment.

6.           Security Interest.

(a)           The Obligations under this Note are secured by a security interest granted to the Investor in the Collateral as more fully described in the Security Agreement. At the request of Investor, the Company shall use commercially reasonable efforts to procure, execute and deliver from time to time any consents, approvals, endorsements, assignments, financing statements and other writings deemed necessary or appropriate by Investor to perfect, maintain and protect its security interest and the priority thereof.

(b)           The Company and each other Credit Party hereby grants and transfers the right and power of attorney to Investor as the attorney in fact of the Company or such other Credit Party, in the name and place of the Company or such other Credit Party to execute such documents and to take such other actions as Investor may deems necessary, useful or appropriate to perfect, enforce, exercise, collect or otherwise effectuate Investor’s security interest in any or all of the Collateral or any of Investors rights or remedies with respect to the Collateral or this Note or any other Loan Document.

(c)           Upon either (i) the Company’s indefeasible repayment in cash in accordance with this Note of the outstanding principal balance of this Note, all interest accrued and unpaid thereon and all other amounts owing in connection with this Note or secured by any or all of the Collateral, or (ii) the conversion of this Note, Investor will execute and deliver any agreement, financing statement termination or other writings necessary to release the security interest granted pursuant to this Section 6.

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(d)           In the event any of the Collateral is liquidated by the Company, the Maturity Date shall immediately accelerate to the date of said liquidation, and all proceeds of said liquidation must first be applied to the repayment of this Note until this Note is satisfied in full.

7.           Representations and Warranties of the Company. The Company represents and warrants to the Investor that:

(a)           Due Incorporation, Qualification, etc. The Company (a) (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company, (iv) is in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over Company that are necessary or appropriate for the conduct of its business.

(b)           Authority. The execution, delivery and performance by the Company and each other Credit Party of this Note and the other Loan Documents to which it is a party and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c)           Enforceability. This Note and the other Loan Documents executed by the Company have been duly executed and delivered by the Company and such Loan Documents (including the Liens created thereunder) constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)           Non-Contravention. The execution and delivery by the Company of this Note and the other Loan Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Charter or bylaws of the Company, or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (ii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e)           Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of this Note or the other Loan Documents by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Note or the other Loan Documents.

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(f)            Executive Offices; Corporate or Other Names. Schedule 7(f) sets forth (a) each Credit Party’s name as it appears in official filings in the state of its incorporation or organization, (b) the type of entity of each Credit Party, (c) the organizational identification number issued by each Credit Party’s state of incorporation or organization or a statement that no such number has been issued, (d) each Credit Party’s state of organization or incorporation, and (e) the location of each Credit Party’s chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) and, except as set forth in such Schedule, such locations have not changed during the preceding twelve (12) months. As of the date hereof, during the prior five (5) years, except as set forth in Schedule 7(f), Company has not been known as or conducted business in any other name (including trade names). Each Credit Party has only one state of incorporation or organization.

(g)           Taxes. All tax returns, reports and statements required by any Governmental Authority to be filed by each Credit Party have, as of the date hereof, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against any Credit Party.

(h)           Payment of Obligations. Company and each other Credit Party will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Company and each other Credit Party, as applicable, and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

(i)            ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, could reasonably be expected to result in a liability of more than the Minimum Actionable Amount.

(j)            Litigation. No Litigation is pending or, to the knowledge of Company, threatened by or against Company, any other Credit Party or against any of Company’s properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 7(j), as of the date hereof there is no Litigation pending or threatened against Company that seeks damages in excess of the Minimum Actionable Amount or injunctive relief or alleges criminal misconduct of Company. Company shall notify Investor promptly upon learning of the existence, threat or commencement of any Litigation against Company, any ERISA Affiliate or any Plan or any allegation of criminal misconduct against Company.

(k)           Insurance. As of the date hereof, Schedule 7(k) lists all insurance of any nature maintained for current occurrences by Company and the other Credit Parties, as well as a summary of the terms of such insurance. Company shall, on each anniversary of the date hereof and from time to time at Investor’s request, deliver to Investor a report by a reputable insurance broker, satisfactory to Investor, with respect to such Person’s insurance policies.

(l)           Deposit Accounts. Schedule 7(l) lists all banks and other financial institutions at which Company maintains deposits and/or other accounts and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

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(m)          Conduct of Business; Maintenance of Existence. Company, and each other Credit Party, (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder and preserve all of its rights, privileges and franchises necessary and desirable in connection therewith, and (b) shall at all times maintain, preserve and protect all of the Collateral and such Credit Party’s other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

(n)           Further Assurances. At any time and from time to time, upon the written request of Investor and at the sole expense of Company, Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Investor may reasonably deem desirable (a) to obtain the full benefits of this Note and the other Loan Documents, (b) to protect, preserve and maintain Investor’s rights in the Collateral, or any of it, or (c) to enable Investor to exercise all or any of the rights and powers herein granted.

(o)           Hazardous Materials. Except as set forth in Schedule 7(o), as of the date hereof, (a) each location of Real Property is maintained free of contamination from any Hazardous Material, (b) no Credit Party is subject to any Environmental Liabilities or, potential Environmental Liabilities, in excess of the Minimum Actionable Amount, (c) no notice has been received by a Credit Party identifying it as a “potentially responsible party” or requesting information under the Comprehensive Environmental Response, Compensation, and Liability Act or analogous state statutes, and to the knowledge of Company or any other Credit Party, there are no facts, circumstances or conditions that may result in Company or any other Credit Party being identified as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act or analogous state statutes; and (d) Company has provided to Investor copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to Company or any other Credit Party. Company and each other Credit Party: (i) shall comply in all material respects with all applicable Environmental Laws; (ii) shall notify Investor in writing within seven (7) days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any of its Real Property; and (iii) shall promptly forward to Investor a copy of any order, notice, permit, application, or any communication or report received by it in connection with any such Release.

(p)           Dividends. Except as set forth in Schedule 7(p), as of the date hereof, neither the Company nor any of its Subsidiaries, directly or indirectly, have entered into a binding obligation to prepay, repurchase or declare or pay any cash dividend or distribution on any of its Stock.

8.           Representations and Warranties of Investor. Investor represents and warrants to the Company upon the acquisition of this Note as follows:

(a)           Binding Obligation. Investor has full legal capacity, power and authority to execute and deliver this Note and the other Loan Documents and to perform its obligations hereunder. This Note and the other Loan Documents constitutes valid and binding obligations of Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

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(b)           Securities Law Compliance. Investor has been advised that this Note and the underlying securities have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless it or they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Investor is aware that the Company is under no obligation to effect any such registration with respect to this Note or the underlying securities or to file for or comply with any exemption from registration. Investor has not been formed solely for the purpose of making this investment and is purchasing this Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The residency of Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath Investor’s name on the signature page hereto.

(c)           Access to Information. Investor acknowledges that the Company has given Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by Investor, and has furnished Investor with all documents and other information required for Investor to make an informed decision with respect to the purchase of this Note.

(d)           Tax Advisors. Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Note. With respect to such matters, Investor relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Note.

(e)           No “Bad Actor” Disqualification Events. Neither (i) the Investor, (ii) any of its directors, executive officers, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Investor if such beneficial owner is deemed to own 20% or more of the Company’s outstanding voting securities (calculated on the basis of voting power) is subject to any disqualifications described in Rule 506(d)(1)(i) through (viii) of the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Issuance Date in writing in reasonable detail to the Company.

9.           Covenants.

(a)           Limitation on Additional Indebtedness. Without Investor’s prior written consent, neither the Company nor any of its Subsidiaries will create, incur, assume or permit to exist any Indebtedness unless such Indebtedness either (x) (i) is outstanding on the date hereof, (ii) is set forth on Schedule 9(a) and (ii) has not be subject to a subsequent extension, renewal, increase, or refinancing since the date hereof, or (y) (i) ranks pari passu or is junior in right of payment to the Note, (ii) is subject to either a subordination agreement or intercreditor agreement in form and substance acceptable to Investor, and (iii) has a maturity date at least 91 days after the Maturity Date (clauses (x) and (y) collectively, “Permitted Indebtedness”).

(b)           Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than Investor, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to Investor’s compliance with its obligations under Section 9(c)).

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(c)           Registration Rights.

(i)           The Company shall prepare and file or cause to be prepared and filed with the Securities and Exchange Commission (the “Commission”), no later than forty-five (45) days following the Issuance Date, a registration statement to permit the public resale of all the Shares held by Investor from time to time as permitted by Rule 415 of the Securities Act, or any successor thereto on the terms and conditions specified herein (the “Registration Statement”). The Company shall not identify Investor as a statutory underwriter in the Registration Statement. The Registration Statement shall be on Form S-1 (or such other form of registration statement as is then available to permit registration of such Shares for resale). The Company shall use reasonable best efforts to cause the Registration Statement to be declared effective as soon as possible after filing, but in no event later than sixty (60) days following the filing deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) days after the filing deadline if the registration statement is reviewed by, and receives comments from, the Commission. Once effective, the Company shall use reasonable best efforts to cause the Registration Statement to remain effective and to be supplemented and amended to the extent necessary to ensure that such registration statement is available or, if not available, to ensure that another registration statement is available, under the Securities Act at all times until all Shares held by Investor have been disposed of in accordance with the intended method(s) of distribution set forth in such registration statement (the “Expiration Date”).

(ii)           Prior to the Expiration Date, the Company shall advise Investor within three (3) Business Days: (i) when a registration statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for such purpose; and (iii) of the occurrence of any event that requires the making of any changes in any registration statement or prospectus contained therein so that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising of such events described in this Section 9(c)(ii), provide Investor with any material, nonpublic information regarding the Company unless, prior to such disclosure, it has received the written consent of Investor to provide such information to it.

(iii)           The Company shall pay all expenses associated with its obligations in this Section 9(c). In addition, the Company agrees to indemnify and hold harmless, to the extent permitted by law, Investor, its directors, and officers, employees, and agents, and each person who controls Investor and each affiliate of Investor from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable external attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus included in any registration statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by information furnished in writing to the Company by or on behalf of Investor expressly for use therein.

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(iv)           Alternatively, and without prejudice to any of Investor’s rights and remedies set forth in Section 9.1(c), if after twelve (12) months from the Issuance Date (the “Twelve-month Period Date”), the Company has not registered any of Investor’s Shares on an effective registration statement, then the Company will confirm in writing that such Shares are freely sellable under Rule 144 of the Securities Act (“Rule 144”), if Rule 144 is available. No later than the Twelve-month Period Date, the Company shall provide Investor a valid legal opinion that its Shares are eligible for resale pursuant to Rule 144, if Rule 144 is available. For as long as Investor holds Shares, the Company will use reasonable best efforts to file all reports necessary to enable Investor to resell the Shares pursuant to Rule 144. In addition, in connection with any sale, assignment, transfer or other disposition of the Shares by Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Shares held by Investor become freely tradable, if requested by Investor, the Company shall cause the transfer agent for the Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from Investor, provided that the Company and the Transfer Agent have timely received from Investor customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. Subject to receipt from Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, including, if required by the Transfer Agent, an opinion of the Company’s counsel, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, Investor may request that the Company remove any legend from the book entry position evidencing its Shares following the earliest of such time as such Shares (i) are subject to, or have been or are about to be sold or transferred pursuant to, an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares. If restrictive legends are no longer required for such Shares pursuant to the foregoing, the Company shall, in accordance with the provisions of this section and within two (2) trading days of any request therefor from Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

(d)           Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except for (i) Permitted Encumbrances and (ii) Liens securing Indebtedness permitted under Section 9(a) above.

(e)           Dispositions. The Company will not, and will not permit any Subsidiary to, sell, transfer, issue, convey, assign, exclusively license, or otherwise dispose of any of its assets or properties or engage in any sale-leaseback, synthetic lease or similar transaction (provided, that the foregoing shall not prohibit the sale of inventory or obsolete or unnecessary equipment in the ordinary course of its business).

(f)            Certain Changes. Other than changing the name of the Company from Calculator New Pubco, Inc. to AtlasClear Holdings, Inc. on the date hereof, the Company will not, and will not permit any Credit Party to change (i) its name as it appears in official filings in the state of its incorporation or organization, (ii) its chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, (iii) the type of legal entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or organization, or (v) its state of incorporation or organization, or acquire any Real Property after the date hereof without such Person, in each instance, giving thirty (30) days prior written notice thereof to Investor and taking all actions deemed necessary or appropriate by Investor to continuously protect and perfect Investor’s Liens upon the Collateral.

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(g)           Business Objectives. The Company will not, and will not permit any Subsidiary to make any changes in any of its business objectives, purposes, or operations that could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect or engage in any business other than that presently engaged in or amend its charter or by-laws or other organizational documents.

(h)           Other Reports and Information. Company shall advise Investor promptly, in reasonable detail, of: (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; and (b) the occurrence of any Event of Default or other event that has had or could reasonably be expected to have a Material Adverse Effect. Company shall, upon request of Investor, furnish to Investor such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of such Company or the Collateral as Investor may request, all in reasonable detail.

(i)           Communication with Accountants. Company authorizes Investor to communicate directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to communicate to Investor information relating to Company with respect to the business, results of operations and financial condition of the Company.

(j)           Restricted Payments. Neither the Company nor any of its Subsidiaries, directly or indirectly, will prepay, repurchase or declare or pay any cash dividend or distribution on any of its capital stock without the prior written consent of the Investor, other than pursuant to any binding obligation listed on Schedule 7(p).

(k)           Investments. Neither the Company nor any of its Subsidiaries, directly or indirectly, will, except as provided in the Company’s officially filed S-X statement, merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or make any investment in or, loan or advance to, any Person or form any Subsidiary without Investor’s consent. If Company or any Credit Party, acquires or forms a Subsidiary, such Credit Party will cause such Subsidiary to execute a Guaranty and any other documentation in form and substance necessary to have such Subsidiary join the Loan Documents and pledge its assets thereunder.

(l)           Quarterly Financial Statements. Within forty-five (45) days following the end of each Fiscal Quarter, Company will deliver to Investor the Financial Statements for such Fiscal Quarter and accompanied by a certification by the chief executive officer or chief financial officer of Company that such Financial Statements are complete and correct, that there was no Event of Default (or specifying those Events of Default of which he or she was aware); provided that the Company may satisfy this obligation by delivering a publicly filed form 10-Q covering such period, in accordance with applicable Requirements of Law.

(m)           Yearly Financial Statements. Within ninety (90) days following the close of each Fiscal Year, the Company will deliver Financial Statements for such Fiscal Year certified without qualification by an independent certified accounting firm acceptable to Investor, which shall provide comparisons to the prior Fiscal Year, and shall be accompanied by (i) report from such Company’s accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that an Event of Default has occurred or specifying those Events of Default of which they are aware, and (ii) any management letter that may be issued; provided that the Company may this obligation by delivering a publicly filed form 10-K covering such period, in accordance with applicable Requirements of Law.

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(n)           Deposit Accounts.

(i)  Within thirty (30) days of the date hereof, the Company will and will cause each other Credit Party to, cause each of its Deposit Accounts that are not Excluded Accounts to be subject to a Deposit Account Control Agreement.

(ii) With respect to any Deposit Account created or acquired after the date hereof, within thirty (30) days of the acquisition or creation of a Deposit Account that is not an Excluded Account, by Company or any other Credit Party, the Company or such other Credit Party will cause such Deposit Account to be subject to a Deposit Account Control Agreement.

(o)           FINRA. Within thirty (30) days of the date hereof, the Company will cause Wilson-Davis & Co, Inc., a Utah corporation, to provide telephonic notification to its FINRA regulatory coordinator of the transactions contemplated under the Loan Documents. To the extent that the FINRA regulatory coordinator or FINRA have requests, the Company shall promptly comply with all such requests.

(p)           Post-Closing.

(i) Within 10 days of the date hereof (or such later date as the Investor agrees to in its sole discretion), the Investor shall have received a favorable opinion of counsel for AtlasClear, Inc., in form and substance reasonably satisfactory to Investor and addressed to Investor for its benefit.

(ii) Within 10 days of the date hereof (or such later date as the Investor agrees to in its sole discretion), the Investor shall have received a favorable opinion of counsel for Wilson-Davis & Co., Inc., in form and substance reasonably satisfactory to Investor and addressed to Investor for its benefit.

(q)           Restricted Debt Payments. Neither the Company nor any of its Subsidiaries will make any payment on account of the purchase, redemption, defeasance or other retirement of Company’s or any Subsidiary’s Permitted Indebtedness or make any other payment or distribution in respect of any Permitted Indebtedness, either directly or indirectly; other than (x) regularly scheduled interest payments and regularly scheduled amortization, in each case when due without acceleration or modification of such interest payment or such amortization payment as in effect on the date hereof, under Permitted Indebtedness and (y) in the case Permitted Indebtedness permitted under Section 9(a)(y), payments permitted in accordance with the terms of the subordination agreement made in favor of Investor as described in Section 9(a)(y).

10.           Miscellaneous.

(a)           Waivers and Amendments. Any provision of this Note may be amended, waived or modified only with the written consent of the Company and of Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.

(b)           Governing Law. This Note and all actions arising out of or in connection herewith or therewith shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

(c)           Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Note.

(d)           Jurisdiction and Venue. Investor and the Company irrevocably consent to the exclusive jurisdiction of, and venue in, the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York, New York County, Commercial Division, in connection with any matter based upon or arising out of this Note or the matters contemplated herein or therein, and agree that process may be served upon them in any manner authorized by the laws of the State of New York for such Persons.

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(e)           Waiver of Jury Trial; Judicial Reference. Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note.

(f)            Successors and Assigns. Subject to the restrictions on transfer set forth herein, the rights and obligations of the Company and Investor under this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(g)           Transfer and Replacement of this Note. The Company will keep, at its principal executive office, books for the recordation of Investor and recordation of transfer of this Note. Prior to presentation of this Note for transfer, the Company shall treat the Person in whose name this Note is recorded as the owner and holder of this Note for all purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in this Note, the holder of this Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor this Note in the principal requested by such holder, dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note and recorded in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of this Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

(h)           Transfer of this Note or Securities Issuable on Conversion Thereof. This Note may not be transferred by Investor without the prior written consent of the Company. Any Shares into which this Note may be converted shall be subject to any transfer restrictions set forth in the Company’s organizational documents.

(i)            Assignment by the Company. The rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

(j)            Entire Agreement. This Note and the other Loan Documents constitutes and contains the entire agreement among the Company and Investor and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(k)           Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed, emailed or delivered to each party as follows: (i) if to Investor, at Investor’s address or electronic mail address set forth beneath Investor’s name on the signature page hereto, or at such other address or electronic mail address as Investor shall have furnished the Company in writing, or (ii) if to the Company, at the Company’s address or electronic mail address set forth beneath the Company’s name on the signature page hereto, or at such other address or electronic mail address as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being deposited with an overnight courier service of recognized standing, (iv) four days after being deposited in the U.S. mail, first class with postage prepaid, or (v) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next Business Day.

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(l)           Expenses. Company agrees to pay or reimburse Investor for all costs and expenses (including the fees and expenses of all special counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith), incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) the forwarding to Company or any other Person on behalf of Company by Investor of the proceeds of this Note (including wire transfer fees); (d) any amendment, extension, modification or waiver of, or consent with respect to any Loan Document or advice in connection with the administration of the loan made hereunder or the rights thereunder; (e) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or between any combination of Investor, Company or any other Person or Persons), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor the loan made hereunder, (ii) to evaluate, observe or assess Company or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral; provided that, the Company will pay any amount of attorney’s fees incurred in connection with such negotiation, drafting and execution of the Loan Documents in-kind on the then outstanding amount of the Obligations by increasing the principal amount of the Obligations by the amount of such attorney’s fees. Company shall reimburse Investor promptly after demand for any costs and expenses (including attorneys fees) incurred by Investor after the date of this Note in connection with any amendment to any Loan Document, restructuring and/or liquidation of the Obligations and/or the Collateral and, for the avoidance of doubt, shall be paid in cash.

(m)           Severability of this Note. If any provision of this Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(n)           Payment. Unless converted into Shares pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(o)           Usury. If any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(p)           Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(q)           Counterparts. This Note may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Electronic copies of manually executed signature pages will be deemed binding originals.

Signature Page Follows

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The parties have caused this Note to be duly executed and delivered as of the date first written above.

COMPANY:

ATLASCLEAR HOLDINGS, INC. f/k/a CALCULATOR NEW PUBCO, INC.
a Delaware corporation

By:	/s/ Craig Ridenhour
Name:	Craig Ridenhour
Title:	CBDO

Signature Page to Secured Convertible Promissory Note

INVESTOR:

FUNICULAR FUNDS, LP
a Delaware limited partnership

By:	/s/ Jacob Ma-Weaver
Name:	Jacob Ma-Weaver
Title:	Managing Member of the General Partner

Signature Page to Secured Convertible Promissory Note

Exhibit A

[FORM OF NOTICE OF CONVERSION]

To:	[Name and Address of the Company]

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof below designated, into Shares in accordance with the terms of the Note, and directs that any cash payable and any Shares issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the Investor hereof unless a different name has been indicated below. If any Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with the Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Note.

Dated:

Signature

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):

$__________,000

Number of Conversion Shares: